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                                                                    Exhibit 5.01

                       [Hunton & Williams LLP letterhead]

                                October 2, 2003

Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, IN 46268

                       Registration Statement on Form S-3
                      Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof under the Securities Act of 1933, as amended, with respect to the offer and sale of 250,000 common shares of beneficial interest of the Company (the "Shares"), as described in the Registration Statement.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Company was duly formed and is validly existing and in good standing under the laws of the State of Maryland.

         2. The issuance of the Shares has been duly authorized and, the Shares when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.

                                     Very truly yours,

                                     /s/ Hunton & Williams LLP